EXHIBIT 4.6
                                         Form of Floating Rate Note

          [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corpora-tion, to the issuer or its agent for registration of transfer or exchange or for payment, and any certificate issued is registered in the name of Cede & Co. (or in such other name as may be requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

          Unless and until this certificate is exchanged in whole or in part for Securities in certificated form, this certificate may not be transferred except as a whole by The Depository Trust Company to a nominee thereof or by a nominee thereof to The Deposi-tory Trust Company or another nominee of The Depository Trust Com-pany or by The Depository Trust Company or any nominee to a succes-sor depositary or a nominee of such successor depositary.]*

NO. FR- _______                            PRINCIPAL AMOUNT $______
                                                       CUSIP ______
                      CPC INTERNATIONAL INC.
                    MEDIUM-TERM NOTE, SERIES D
                          (FLOATING RATE)

          Due More than Nine Months from Date of Issue

          IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DIS-COUNT ("OID") RULES.

Issue Price:                            Original Issue Date:

Initial Interest Rate:                  Stated Maturity:

Specified Currency:
     (If other than U.S. dollars, see attached)
                                                    __      __
Option to Receive Payments in Specified Currency:  / / Yes / / No
          (Applicable only if Specified Currency is other than U.S. dollars)





_________________________
*     Include only if this Note is a global security.

      Authorized Denominations:
            (Applicable only if (i) other than U.S. $1,000 or (ii) Specified Currency is other than U.S. dollars)

Base Rate:



Interest Reset Period:                          Index Maturity:

Interest Payment Dates:

Spread Multiplier:                              Spread (+/-):

Spread Reset:  __ The Spread or Spread Multiplier may not be
                     changed prior to Stated Maturity.

                  __ The Spread or Spread Multiplier may be changed prior
                     to Stated Maturity (see attached).

Maximum Interest Rate:                          Minimum Interest Rate:
                       __       __
Optional Redemption:  /_/ Yes  /_/ No

      Initial Redemption Date:

      Redemption Price:
          __
         /_/   The Redemption Price shall initially be    % of the
               principal amount of the Note to be redeemed and shall
               decline at each anniversary of the Initial Redemption Date
               by    % of the principal amount to be redeemed until the
               Redemption Price is 100% of such principal amount; provided, however, that if this Note is a Discount Note, the
               Redemption Price shall be the Amortized Face Amount of the principal amount to be redeemed.
          __
         /_/   Other:
                      __      __
Optional Repayment:  /_/ Yes /_/ No

      Optional Repayment Dates:

      Optional Repayment Prices:

                 __      __
Discount Note:  /_/ Yes /_/ No

      Total Amount of OID:

      Yield to Maturity:

      Initial Accrual Period OID:
                __                               __
Indexed Note:  /_/ Yes (see attached addendum)  /_/ No

Amortizing Note:  / / Yes (see attached addendum)  / / No

Exchange Rate Agent:

Calculation Agent:

            CPC INTERNATIONAL INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor hereinafter referred to), for
value received hereby promises to pay                              , or
registered assigns, the principal sum of                     on the Stated
Maturity shown above and to pay accrued interest on said principal sum at the Initial Interest Rate shown above from the Original Issue Date shown above until the first Interest Reset Date shown above following the Original Issue Date and thereafter at the Base Rate shown above, adjusted by the Spread and/or Spread Multiplier, if any, shown above, determined in accordance with the provisions on the reverse hereof, on the Interest Payment Dates shown above and at Maturity until said principal sum is paid or duly provided for in accordance with the terms hereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, in the case of any Interest Payment Date, shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date; provided, however, in the case of interest payable at Maturity, such interest shall be payable to the Person to whom the principal of such Note is payable. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the related Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the registered Holder hereof on the related Regular Record Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is (a) not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in (i) The City of New York or (ii) if the Specified Currency shown above (as defined below) is other than U.S. dollars, the principal financial center of the country issuing the Specified Currency (which, in the case of the European Currency Unit ("ECU"), shall be Brussels, Belgium) and (b) if the Base Rate specified above is LIBOR, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in the Specified Currency are transacted in the London interbank market.

            The principal hereof and any premium and interest hereon are payable by the Company in the Specified Currency shown above. If the Specified Currency shown above is other than U.S. dollars, the Company will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof. The Holder hereof may, if so indicated above, elect to receive all payments in respect hereof in the Specified Currency by delivery of a written notice to the Trustee not later than fifteen calendar days prior to the applicable payment date. Such election will remain in effect until revoked by written notice to the Trustee received on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to the Stated Maturity, as the case may be. If the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Holder hereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically sus-pended, and payments shall be made in U.S. dollars, until the Company determines that the Specified Currency is again available for making such payments.

            Payments of interest in U.S. dollars (other than interest payable at Maturity) will be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register on the applicable Regular Record Date, provided that, if the Holder hereof is the Holder of U.S. $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars determined as provided on the reverse hereof) or more in aggregate principal amount of Notes of like tenor and term, such interest payments may be made at the option of the Holder by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee not less than fifteen calendar days prior to the applicable Interest Payment Date. The principal hereof and any premium and interest hereon payable at Maturity will be paid in immediately available funds upon surrender of this Note at the corporate trust office or agency of the Trustee located in the City and State of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

            This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by Bankers Trust Company, or its successor, as Trustee.

            IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

Dated:
                        CPC INTERNATIONAL INC.


                        By ____________________________________
                           [Chairman of the Board of Directors,]
                           [President] [Senior Vice President]
                           [Comptroller] [Treasurer]

[Seal]

                        Attest ________________________________
                                [Secretary] [Assistant Secretary]

                       CERTIFICATE OF AUTHENTICATION

            This is one of the Debt Securities issued under the within-mentioned Indenture.

Dated:

                        BANKERS TRUST COMPANY
                          as Trustee


                        By ____________________________________
                                    Authorized Officer

                          CPC INTERNATIONAL INC.
                        MEDIUM-TERM NOTE, SERIES D
                              (FLOATING RATE)

                             (Reverse of Note)

            This Note is one of a series of duly authorized debt securities of the Company (the "Debt Securities") issued or to be issued in one or more series under an indenture dated as of April 15, 1988, as amended and supplemented by the First Supplemental Indenture and Amendment dated as of March 2, 1994 (the "Indenture") between the Company and Bankers Trust Com-pany, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof limited to an aggregate initial public offering price or purchase price of up to
$[         ] or the equivalent thereof in one or more foreign or composite currencies, subject to reduction as a result of the sale of other securities and to increase from time to time to such larger amounts as may be authorized by the Company.

            Unless otherwise specified on the faces thereof, the authorized denominations of Notes denominated in U.S. dollars will be U.S.$1,000 and any larger amount that is an integral multiple of U.S.$1,000. The authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars will be as set forth on the respective faces thereof.

            Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or in definitive form (a "Definitive Note").

            If the Specified Currency of this Note is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent based on the highest bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the

Company for the purchase by the quoting dealer, of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Foreign Currency Notes by deductions from such payments. If less than three such bid quotations are available, then such payments will be made in the Specified Currency, unless the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in the next paragraph.

            If any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, then such payment shall be made in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated on the face hereof. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture. If any payment in respect hereof is required to be made in composite currency (e.g., ECU), and such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Company shall make any payments in respect of such Note in United States dollars until such composite currency is again available. The amount of each payment in United States dollars shall be computed on the basis of the Market Exchange Rate on the second Business Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the equivalent of the composite currency in United States dollars, which shall be determined by the Company or its agent on the following basis. The component currencies of the composite currency for this purpose (the "Component Currencies" or, individually, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Company or such agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise indicated on the face hereof. If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

            "Market Exchange Rate" means (A) with respect to a Specified Currency that is the currency of a country other than the United States, the noon U.S. dollar buying rate in The City of New York for cable transfers for such Specified Currency on the applicable date as determined by the Federal Reserve Bank of New York, (B) with respect to a Specified Currency that is the ECU, the exchange rate between the ECU and the U.S. dollar reported for the applicable date by the Council of the European Communities (the reports of which currently are based on the rates in effect at 2:30 P.M., Brussels time, on the exchange markets of the component currencies of the ECU) and (C) with respect to a Specified Currency that is a composite currency other than the ECU, the exchange rate specified on the face hereof.

            If so specified on the face hereof, the Company may, at its option, redeem this Note in whole, or from time to time in part, on or after the date designated as the Initial Redemption Date on the face hereof, at prices declining from a specified premium, if any, to par, together with accrued interest to the date of redemption. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            If so specified on the face hereof, this Note will be repayable prior to Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the

Optional Repayment Prices shown on the face hereof, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Trustee must receive at least 30 but not more than 60 days prior to an Optional Repayment Date this Note with the form below entitled "Option to Elect Repayment" duly completed. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note, provided that the principal amount of this Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

            This Note will not be subject to any sinking fund.

            Notwithstanding anything herein to the contrary, if this Note is a Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Note as of the redemption date or the date of repayment, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus
(b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

            This Note will bear interest from its Original Issue Date to the first Interest Reset Date (as defined below) at the Initial Interest Rate set forth on the face hereof. Thereafter, the interest rate hereon for each Interest Reset Period (as defined below) will be determined by reference to the Base Rate specified on the face hereof, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, speci-fied on the face hereof. The Base Rates that may be specified on the face hereof are LIBOR, the Commercial Paper Rate, the Treasury Rate, the Prime Rate, the Federal Funds Rate, the CD Rate, the CMT Rate or other Base Rate specified on the face hereof. "H.15(519)" means the publication entitled "Statistical Release H.15(519), 'Selected Interest Rates'" or any successor publication published by the Board of Governors of the Federal Reserve System.

            "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

            "Index Maturity" means the period of maturity of the instrument or obligation from which the Base Rate is calculated.

            As specified on the face hereof, this Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be specified on the face hereof, the interest rate will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

            The interest rate hereon will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" specified on the face hereof, and the first day of each Interest Reset Period being an "Interest Reset Date"). Unless otherwise specified on the face hereof, the Interest Reset Dates will be, if this Note resets daily, each Business Day; if this Note (unless the Base Rate for this Note is the Treasury Rate (a "Treasury Rate Note")) resets weekly, Wednesday of each week; if this Note is a Treasury Rate Note that resets weekly, Tuesday of each week (except as provided below under "Determination of Treasury Rate"); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, the third Wednesday of the two months of each year specified on the face hereof; and if this Note resets annually, the third Wednesday of the month of each year specified on the face hereof. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such

Interest Reset Date shall be the immediately preceding Business Day.

            Unless otherwise specified on the face hereof, the interest payable hereon on each Interest Payment Date shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid, as the case may be, to but excluding such Interest Payment Date or Maturity, as the case may be; provided, however, that if the interest rate is reset daily or weekly, the interest payable hereon shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been accrued and paid, as the case may be, to but excluding the Regular Record Date immediately preceding such Interest Payment Date, except that, at Maturity, the interest payable will include interest accrued to, but excluding, the date of Maturity. Accrued interest shall be calculated by multiplying the principal amount hereof (or if this is an Indexed Note, unless otherwise specified on the face hereof, the Face Amount) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate in effect on such day by 360 if the Base Rate specified on the face hereof is the Commercial Paper Rate, the Prime Rate, the Federal Funds Rate, the CD Rate or LIBOR, or by the actual number of days in the year, if the Base Rate specified on the face hereof is the Treasury Rate or the CMT Rate. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the rate of interest hereof will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

            Unless otherwise specified on the face hereof, interest will be payable, if this Note resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face hereof; if this Note resets quarterly, on the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, on the third

Wednesday of the two months of each year specified on the face hereof; and if this Note resets annually, on the third Wednesday of the month of each year specified on the face hereof (each such day being an "Interest Payment Date") and in each case at Maturity. If an Interest Payment Date (other than at Maturity) would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity would otherwise fall on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after the Maturity to the date of such payment on the next succeeding Business Day.

            Unless otherwise specified on the face hereof, Bankers Trust Company shall be the "Calculation Agent." At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof. Unless otherwise specified on the face hereof, the "Calculation Date," if applicable, pertaining to any Interest Reset Date will be the earlier of (i) the tenth calendar day after such Interest Reset Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity, as the case may be.

            Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

Determination of CD Rate

            If the Base Rate specified on the face hereof is the CD Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. Unless otherwise specified on the face hereof, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published in the Composite Quotations under the heading "Certificates of Deposit".
If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the CD Rate for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

Determination of CMT Rate

            If the Base Rate shown on the face hereof is the CMT Rate this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. Unless otherwise specified on the face hereof, the "CMT Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CMT Rate Determination Date") displayed on the Designated CMT Telerate Page (as defined below) under the caption "Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the

Designated CMT Telerate Page is 7055, the rate on such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15 (519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the Calculation Agent deter-mines to be comparable to the rate formerly displayed on the Designated
CMT Telerate Page and published in the relevant H.15 (519). If such information is not available by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M. (New York City time) on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M. (New York City time) on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation

(or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least
$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of all the offer prices so obtained and neither the highest nor lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate for such CMT Interest Determina-tion Date will be the CMT Rate determined on the immediately preceding
CMT Interest Determination Date or, in the case of the first CMT Interest Determination Date, the initial Interest Rate specified in the applicable CMT Rate Note and Pricing Supplement. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

            "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement and CMT Rate Note (or any other page that may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified in the applicable Pricing Supplement and CMT Rate Note, the Designated
CMT Telerate Page shall be 7052, for the most recent week.

            "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement and CMT Rate Note with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement and CMT Rate Note, the Designated CMT Maturity Index shall be 2 years.

Determination of Commercial Paper Rate

            If the Base Rate shown on the face hereof is the Commercial Paper Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. Unless otherwise specified on the face hereof, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

            "Money Market Yield" shall be the yield calculated in accordance with the following formula:

            Money Market Yield =      D x 360          x 100
                                        360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity specified on the face hereof.

Determination of Federal Funds Rate

            If the Base Rate specified on the face hereof is the Federal Funds Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and Spread and/or Spread Multiplier, if any, specified on the face hereof. Unless otherwise specified on the face hereof, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

Determination of LIBOR

            If the Base Rate specified on the face hereof is LIBOR, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified on the face hereof. Unless otherwise specified on the face hereof, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent in accordance with the following provisions:

            (a) With respect to a LIBOR Interest Determination Date (as defined below), either, as specified on the face hereof: (a) the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the LIBOR Interest Determination Date, ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR Interest Determination Date ("LIBOR Telerate"). Unless otherwise indicated on the face hereof, "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (on such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association (the "Association") for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate has been specified. In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

            (b) With respect to a LIBOR Interest Determination Date on which this provision applies, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity specified on the face hereof are offered at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date by four major banks ("Reference Banks") in the London interbank market selected by the Calculation Agent (after consultation with the Association) to prime banks in the London interbank market commencing on the second London Business

      Day immediately following such LIBOR Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date by three major banks (which may include the Agents) in The City of New York selected by the Calculation Agent (after consultation with the Association) for loans in U.S. dollars to leading European banks having the specified Index Maturity specified on the face hereof commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less that U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

            Unless otherwise indicated on the face hereof, the "LIBOR Interest Determination Date" pertaining to an Interest Reset Date will be the second London Banking Day preceding such Interest Reset Date.

Determination of Prime Rate

            If the Interest Rate Basis shown on the face hereof is the Prime Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof.

            Unless otherwise indicated on the face hereof, "Prime Rate" for each Interest Reset Period will be the rate on the Prime Rate Interest Determination Date (as defined below) as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M.,

New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the "Prime Rate" for such Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

            "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service) or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

            Unless otherwise indicated on the face hereof, the "Prime Interest Determination Date" pertaining to an Interest Reset Date shall be the second Business Day preceding such Interest Reset Date.

Determination of Treasury Rate

            If the Base Rate specified on the face hereof is the Treasury Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. Unless otherwise specified on the face hereof, the "Treasury Rate" for each Interest Reset

Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "U.S. Government Securities-Treasury bills-auction average (invest-ment)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

            The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Note whose Base Rate is the Treasury Rate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

Additional Terms

            As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Person surrendering the same.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in The Borough of Manhattan, The City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar or any transfer agent duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the Holder hereof for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307 of the Indenture) interest, if any, on the Note and for all other purposes whatsoever, whether or not payment on this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            If an Event of Default with respect to the Debt Securities of this series shall have occurred and be continuing, the principal of all the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

            In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft, or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new registered Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new registered Note shall be borne by the Holder of this Note.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon the Debt Security.

            Holders of Debt Securities may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

            This Note shall be deemed to be a contract made and to be performed solely in the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of said State without regard to the conflicts of law rules of said State.

            All terms used in this Note and not defined herein shall have the meanings assigned to them in the Indenture.

                               ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                                                UNIF GIFT MIN ACT

TEN COM - as tenants in common            ________ Custodian ________
TEN ENT - as tenants by the                (Cust)               (Minor)
            entireties                    Under Uniform Gifts
JT ENT -    as joint tenants with         to Minors Act
            right of survivorship
            and not as tenants in
            common                                    (State)

                   Additional abbreviations may also be
                     used though not in the above list


                     ________________________________

                         OPTION TO ELECT REPAYMENT
              (Applicable only if this Note contains optional
           repayment provisions as indicated on the face hereof)

            The undersigned hereby irrevocably requests and instructs the Company to repay $_______ principal amount of the within Note, pursuant to its terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date of repayment, to the undersigned at:




        (Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note.

            For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in The Borough of

Manhattan, The City and State of New York, located initially at the office at the Trustee at, if delivery is by hand, Four Albany Street, Street Level, New York, New York or, if delivery is by mail, Four Albany Street,
Attention:  Corporate Trust and Agency Group, New York, New York 10015.

Dated:
                                    Signature



                                    Signature Guaranteed

                                    Notice:  The signature to this Option
                                    to Elect Repayment must correspond with
                                    the name as it appears upon the face of
                                    the within Note in every particular,
                                    without alteration or enlargement or
                                    any change whatsoever.

                                ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
      Identifying Number of Assignee

______________________________________




                  Please Print or Type Name and Address
                     (Including Zip Code) of Assignee


the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________ attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Dated: __________________
                                    Signature

                                    Signature Guaranteed


                                    NOTICE:  The signature to this
                                    Assignment must correspond with the
                                    name as it appears upon the face of the
                                    within Note in every particular,
                                    without alteration or enlargement or
                                    any change whatsoever.